Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 28, 2017 relating to the consolidated financial statements of MINDBODY, Inc. and subsidiaries appearing in the Annual Report on Form 10-K of MINDBODY Inc. for the year ended December 31, 2016, and to the reference to us under the headings “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
May 22, 2017